UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 14, 2007

TIA V, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	51-0597895	0-52289
(State or other jurisdiction of	(IRS Employer	(Commission
incorporation)	Identification Number)	File Number)

7325 OSWEGO ROAD , SUITE D
LIVERPOOL, NEW YORK
13090

(Address of principal executive offices)
(ZIP Code)

Registrant’s telephone number, including area code: (315) 703-9016

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.02	Termination of a Material Definitive Agreement

On March 14, 2007, Tia V, Inc. (the “Company”) issued 1,500,000 shares of its common stock in consideration for the cancellation of a debt owed by the Company in the amount of $11,039.00. The Company has no obligation to register the shares issued in this transaction. The securities to be issued in this transaction will be issued in connection with a private placement exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Act”), pursuant to the terms of Section 4(2) of the Act. The Company did not enter into a formal, written agreement for the issuance of the shares of the cancellation of the debt nor was the original debt obligation the subject of such a writing. However, the Company considered it a material obligation.

ITEM 3.02	Unregistered Sales of Equity Securities

Please see discussion under Item 1.02 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TIA V, INC.

Date: March 21, 2007	By:	/s/ Mary Passalaqua
Mary Passalaqua, President